                                                                    Exhibit 99.5



                 NSR UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information set forth below gives effect to the Conrail Spin Off Transactions and the assumptions described in the accompanying notes. This unaudited pro forma financial information is not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading "Management's Narrative Analysis of the Results of Operations" in NSR's Annual Report on Form 10-K for the year ended December 31, 2003, and in NSR's Quarterly Report on Form 10-Q for the six months ended June 30, 2004 which are incorporated by reference into the prospectus and consent solicitation statement, and the "Capitalization" and the selected financial data and related notes included in the prospectus and consent solicitation.

     The unaudited pro forma consolidated balance sheet presented below adjusts the historical consolidated balance sheet of NSR, giving effect to the merger of PRR with and into NSR as contemplated by the Conrail Spin Off Transactions as if such merger had occurred on June 30, 2004. The unaudited pro forma consolidated income statements presented below adjust the historical consolidated income statement of NSR as if the merger of PRR with and into NSR as contemplated by the Conrail Spin Off Transactions had occurred on January 1, 2003. NSR has adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the income statement, expected to have a continuing impact on the combined results. You should read this information in conjunction with the:

      --   Accompanying notes to the Unaudited Pro Forma Financial Information;
           and

      -- Separate historical consolidated financial statements of NSR as of and for the six months ended June 30, 2004 and for the year ended December 31, 2003 incorporated by reference into the prospectus and consent solicitation statement.

     The unaudited pro forma financial information is presented for informational purposes only. The unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger of PRR with and into NSR as contemplated by the Conrail Spin Off Transactions been completed at the dates indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the combined company.

     The following unaudited pro forma financial information has been prepared assuming that the fair value of the direct ownership interest in PRR being obtained by NSC (and ultimately NSR) equals the carrying amount of the indirect ownership interests in NYC being forgone by NSC as a result of the Conrail Spin Off Transactions. NSC and CSX are progressing toward ascertaining the fair value effects of the Conrail Spin Off Transactions, which will be reflected in the accounting for the Conrail Spin Off Transactions once consummated and that analysis has been completed. Accordingly, the amounts ultimately reflected in NSR's financial statements could differ materially from the amounts shown in the following unaudited pro forma information. Based on the preliminary results of an appraisal of the PRR assets, the ultimate fair value recorded upon consummation of the Conrail Spin Off Transactions will likely exceed the amounts shown in the following unaudited pro forma financial information.

     We have excluded pro forma per share information from the tables below because all of the outstanding shares of NSR are held by NSC and therefore, such per share information would not be meaningful.

               NSR UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                       AS OF JUNE 30, 2004
                                                            -----------------------------------------
                                                            ACTUAL    ADJUSTMENTS           PRO FORMA
                                                            -------   -----------           ---------
                                                                         ($ IN MILLIONS)
ASSETS
Current assets:
  Cash and cash equivalents...............................  $   159     $    3(a)            $   162
  Accounts receivable--net................................      131         --                   131
  Materials and supplies..................................       99         --                    99
  Deferred income taxes...................................      175         --                   175
  Other current assets....................................      149         24(b)                173
                                                            -------     ------               -------
     Total current assets.................................      713         27                   740
Investments...............................................      879        237(c)              1,116
Properties less accumulated depreciation..................   11,489      7,822(d)             19,311
Other assets..............................................      711         --                   711
                                                            -------     ------               -------
     Total assets.........................................  $13,792     $8,086               $21,878
                                                            =======     ======               =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................  $   862     $   --               $   862
  Income and other taxes..................................      182         11(e)                193
  Due to NSC--net.........................................      863         --                   863
  Due to Conrail..........................................       80        (31)(f)                49
  Other current liabilities...............................      124         --                   124
  Current maturities of long-term debt....................      102         35(g)                137
                                                            -------     ------               -------
     Total current liabilities............................    2,213         15                 2,228
Long-term debt............................................      750        767(g),(h)          1,517
Other liabilities.........................................    1,037         46(i)              1,083
Due to Conrail............................................      797       (797)(f)                --
Deferred income taxes.....................................    4,516      2,660(j)              7,176
                                                            -------     ------               -------
     Total liabilities....................................    9,313      2,691                12,004
Stockholders' equity:
  Common stock............................................      167         --                   167
  Additional paid-in capital..............................      721      5,395(k)              6,116
  Accumulated other comprehensive income..................      385         --                   385
  Retained income.........................................    3,206         --                 3,206
                                                            -------     ------               -------
     Total stockholders' equity...........................    4,479      5,395                 9,874
                                                            -------     ------               -------
     Total liabilities and stockholders' equity...........  $13,792     $8,086               $21,878
                                                            =======     ======               =======

------------

    The following adjustments record various assets and liabilities of PRR that will be received by NSR as a result of the Conrail Spin Off Transactions and the effects of the exchange offer and consent solicitation. The amounts related to the assets and liabilities of PRR are estimated based on the current carrying amounts of NSC's investment in Conrail. The amounts recorded upon consummation of the Conrail Spin Off Transactions will reflect the fair value of the assets and liabilities received, and as a result, could differ from these estimates.

(a) To record the cash and cash equivalents of PRR received by NSR.

(b) To record the other current assets of PRR received by NSR, which are primarily a receivable from CRC for advances made by PRR.

(c) To record investments of PRR received by NSR, principally a partial ownership interest in an equipment leasing company.

(d) To record the properties of PRR received by NSR. This amount is estimated based on NSC's basis of its investment in Conrail, but will ultimately be recorded based on: (1) NSC's basis for the 58% indirect interest currently held by NSC and (2) the fair value for the 42% interest being received through the Conrail Spin Off Transactions. Accordingly, the amount recorded upon consummation of the Conrail Spin Off Transactions could be different. Based on the preliminary results of an appraisal of the PRR assets, the ultimate fair value recorded upon consummation of the Conrail Spin Off Transactions will likely exceed this amount.
(e) To record miscellaneous tax liabilities, primarily franchise taxes, assumed by NSR.
(f) To record the extinguishment of amounts due from NSR to PRR as a result of the Conrail Spin Off Transactions.
(g) To record $35 million of current maturities and $151 million of long-term debt for liabilities incurred through the Conrail Spin Off Transactions related to the restructuring of Conrail's secured debt.
(h) To record the issuance of the New NSR Notes in exchange for existing Conrail Debentures as contemplated by the Conrail Spin Off Transactions assuming all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures. The amount of this adjustment, $616 million, reflects the estimated fair value of the $464 million aggregate principal amount of the New NSR Notes.
(i) To record other liabilities of PRR, principally environmental remediation liabilities, assumed by NSR.
(j) To record the estimated deferred tax effects of the Conrail Spin Off Transactions and the deferred taxes assumed by NSR as a result of the Conrail Spin Off Transactions.
(k) To record the net impact of the Conrail Spin Off Transactions as a capital contribution from NSC.

    Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures, the amount for adjustment (h) would be reduced to $314 million, the amount for adjustment (j) would be increased to $2,690 million, and the amount for adjustment (k) would be increased to $5,667 million. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures, the amount for adjustment (h) would be reduced to $462 million, the amount for adjustment
(j) would be increased to $2,675 million, and the amount for adjustment
(k) would be increased to $5,534 million.

             NSR UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                                  SIX MONTHS ENDED JUNE 30, 2004          YEAR ENDED DECEMBER 31, 2003
                               ------------------------------------   ------------------------------------
                                 ACTUAL     ADJUSTMENTS   PRO FORMA     ACTUAL     ADJUSTMENTS   PRO FORMA
                               ----------   -----------   ---------   ----------   -----------   ---------
                                         ($ IN MILLIONS)                        ($ IN MILLIONS)
Railway operating revenues...    $3,405        $ --        $3,405       $6,290        $  --       $6,290
Railway operating expenses:
  Compensation and
     benefits................       840          --           840        1,636           --        1,636
  Materials, services and
     rents...................       944           6(a)        950        1,970           13(a)     1,983
  Conrail rents and
     services................       236        (177)(b)        59          477         (348)(b)      129
  Depreciation...............       253         119(c)        372          498          245(c)       743
  Diesel fuel................       213          --           213          380           --          380
  Casualties and other
     claims..................        78          --            78          183           --          183
  Other......................       163          --           163          290           --          290
                                 ------        ----        ------       ------        -----       ------
     Total railway operating
       expenses..............     2,727         (52)        2,675        5,434          (90)       5,344
                                 ------        ----        ------       ------        -----       ------
     Income from railway
       operations............       678          52           730          856           90          946
Other income
  (expenses)--net............      (159)         --          (159)        (220)          --         (220)
Interest expense on debt.....       (14)        (17)(d)       (31)         (24)         (38)(d)      (62)
                                 ------        ----        ------       ------        -----       ------
Income before income taxes
  and accounting changes.....       505          35           540          612           52          664
Provision for income taxes...       182          11(e)        193          229           17(e)       246
                                 ------        ----        ------       ------        -----       ------
     Income before accounting
       changes...............    $  323        $ 24        $  347       $  383        $  35       $  418
                                 ======        ====        ======       ======        =====       ======

------------

The following adjustments record the various income and expense effects of the Conrail Spin Off Transactions. These amounts are estimated based on the current carrying amounts of NSC's investment in Conrail except for the interest expense on debt which is at estimated fair value. The amounts recorded upon consummation of the Conrail Spin Off Transactions will reflect the fair value of the assets and liabilities received, and as a result, could differ from these estimates.

(a) To record expenses for various operating leases entered into as a result of the Conrail Spin Off Transactions, and to record the equity earnings from a partial ownership interest in an equipment leasing company received by NSR as a result of the Conrail Spin Off Transactions.
(b) To eliminate expenses related to the operating and lease agreements between NSR and PRR which will be extinguished as a result of the Conrail Spin Off Transactions.
(c) To record additional depreciation expense related to the PRR assets received by NSR as a result of the Conrail Spin Off Transactions. This amount is estimated based on the current carrying amount and related depreciation of NSC's investment in Conrail. The actual amount will reflect the fair value of the related assets upon consummation of the Conrail Spin Off Transactions. Based on the preliminary results of an appraisal of the PRR assets, the ultimate amount for depreciation upon consummation of the Conrail Spin Off Transactions will likely exceed this amount.
(d) To record additional interest expense related to liabilities assumed by NSR and the debt exchange contemplated by the Conrail Spin Off Transactions, assuming all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures. This amount is based on the estimated fair value of these liabilities and debt. The actual amount will reflect the fair value of these liabilities and debt upon consummation of the Conrail Spin Off Transactions.
(e) To record the tax effects of the above adjustments at NSR's statutory rate of 39.3% (including 20% of the equity earnings included in adjustment (a) above).

Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (d) would be reduced to $9 million for the six months ended June 30, 2004, and to $21 million for the year ended December 31, 2003, and the amount for adjustment (e) would be increased to $15 million for the six months ended June 30, 2004, and to $24 million for the year ended December 31, 2003. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (d) would be reduced to $13 million for the six months ended June 30, 2004, and to $29 million for the year ended December 31, 2003, and the amount for adjustment (e) would be increased to $13 million for the six months ended June 30, 2004, and to $20 million for the year ended December 31, 2003.